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                                                                   EXHIBIT 10.49
                   [LETTERHEAD OF LOOMIS BENEFITS WEST, INC.]


                                January 1, 2002


Ward Benefits Administrators & Insurance Services, Inc.
610 West Ash Street, Suite 1500
San Diego, CA 92101

Gentlemen:

Commission Arrangement

        Ward Benefits Administrators & Insurance Services, Inc. ("Ward Benefits") has been engaged in the business of providing third party insurance administration and related services to various businesses and insurance providers. Ward Benefits has advised us that Ward Benefits intends to cease engaging in such business activities in the immediate future.

        Loomis Benefits West, Inc. ("LBW") intends to engage in the business of providing third party insurance administration and related services to various businesses and insurance providers. Ward Benefits has agreed to assist LBW in LBW's efforts to engage in such business activities, and LBW has agreed to compensate Ward Benefits for such assistance in accordance with the terms and conditions set forth below. The assistance to be provided to LBW by Ward Benefits includes introducing and referring to LBW business prospects that may require benefit administration services of the type to be provided by LBW.

        1.      Customer Introduction and Referrals. Ward Benefits shall use
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reasonable, good faith efforts to (i) introduce and refer to LBW potential customers that may require benefit administration services of the type to be provided by LBW, and (ii) cause its affiliates (including

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Commission Arrangement                -2-                        January 1, 2002


Ward North America Holding, Inc.) to refer to LBW potential customers that may require benefit administration services of the type to be provided by LBW.

        2.      Commissions. In consideration for the services to be provided
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for the benefit of LBW by Ward Benefits pursuant to Paragraph 1 above, LBW shall pay Ward Benefits an amount equal to (a) four percent (4%) of LBW's Base Gross Revenue (as hereinafter defined) for each of LBW's first two (2) fiscal years ending after January 1, 2002, and (b) six percent (6%) of LBW's Base Gross Revenue for each of LBW's third (3rd) through tenth (10th) fiscal years ending after January 1, 2002 (the "Base Revenue Commissions"). Base Revenue Commissions shall be payable to Ward Benefits monthly in arrears on or before the last day of the month following the month for which the Base Revenue Commissions are payable. Payment of Base Revenue Commissions shall be accompanied by a document reasonably identifying the customers and amounts for which payment is made.

        3.      Business Development Consideration. In addition to the Base
                ----------------------------------
Revenue Commissions, LBW shall pay Ward Benefits an amount equal to ten percent (10%) of the Gross Revenue derived by LBW from Referred Customers (as hereinafter defined) for each of LBW's first ten (10) fiscal years ending after January 1, 2002 (the "Business Development Consideration"). Business Development Consideration shall be calculated quarterly and paid in arrears to Ward Benefits within thirty (30) days following each calendar quarter. Payment of Business Development Consideration shall be accompanied by a document reasonably identifying the customers and amounts for which payment is made.

        4.      Defined Terms.  The following terms shall have the following
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meanings when used in this letter agreement:

                (a) "Base Gross Revenue" shall mean Gross Revenue exclusive of Gross Revenue derived from Referred Customers.

                (b) "Gross Revenue" shall mean commissions and third party administration fees earned and received by LBW in the ordinary course of LBW's business less brokerage fees

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Commission Arrangement                -3-                        January 1, 2002


and commissions payable by LBW, refunds, rebates, credits, discounts and similar items. Gross Revenue shall be determined on a cash basis.

                (c) "Referred Customers" shall mean customers of LBW that were not previously customers of Ward Benefits and that become customers of LBW after the date of this letter agreement through direct referral by any company affiliated with Ward North America Holding, Inc. ("Ward Affiliate") or through a broker or insurer referred by a Ward Affiliate, but shall exclude all business that LBW and Thomas Hedford develop by direct broker contact with existing brokers, and shall also exclude any past, present or future contacts that are developed.

        5.      No Obligation of LBW. Notwithstanding anything in this letter
                --------------------
agreement to the contrary, LBW shall be under no obligation to, and shall have no liability to Ward Benefits for any failure to, engage in any business activities or to take any actions or expend any sums in furtherance of LBW's business activities and operations. All business activities and operations of LBW shall be undertaken at the sole discretion of LBW, and LBW shall not be liable to Ward Benefits for damages of any kind arising or resulting from LBW's engagement or non-engagement in business activities and operations.

        6.      Indemnification and Reimbursement by Ward Benefits. Ward
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Benefits shall indemnify and hold harmless LBW and its representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising from or in connection with any liabilities, duties and obligations of Ward Benefits are and shall remain the sole responsibility of Ward Benefits.

        7.      Independent Contractor. Ward Benefits is an independent
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contractor for all purposes under this letter agreement. Nothing in this letter agreement shall be deemed to constitute either party a partner of the other or a member of a joint venture enterprise with the other.

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Commission Arrangement                -4-                        January 1, 2002


        8.      Jurisdiction; Service of Process. Any action or proceeding
                --------------------------------
seeking to enforce any provision of, or based on any right arising out of, this letter agreement shall be brought against any of the parties only in the courts of the Commonwealth of Pennsylvania, County of Berks, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties acknowledge and agree that the courts referenced in this Paragraph 8 shall have exclusive jurisdiction over any action or proceeding arising out of this letter agreement and any such action or proceeding shall be brought only in such courts. The prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs.

        9.      Entire Agreement and Modification. This letter agreement
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supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This letter agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        10.     Governing Law. This letter agreement will be governed by and
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construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

        11.     Counterparts. This letter agreement may be executed in one or
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more counterparts, each of which will be deemed to be an original copy of this agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        12.     Limited Audit Rights. Ward Benefits shall have the right, to be
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exercised not more often than twice per calendar year, with respect to each of
LBW's first ten (10) fiscal years ending after January 1, 2002, at its sole expense and following not less than thirty (30) days prior written notice, to cause its designated representatives to review and copy the financial books and

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Commission Arrangement                -5-                        January 1, 2002


records of LBW pertaining to the Gross Revenue of LBW for periods for which LBW is obligated to make payments to Ward Benefits hereunder. Such review shall be conducted at the offices of LBW on dates mutually agreed upon by the parties.

        If this letter accurately sets forth our mutual agreement, please sign where indicated below.




                                                LOOMIS BENEFITS WEST, INC.


                                                By /s/ J. R. Loomis
                                                   -----------------------
                                                   Name:  James R. Loomis
                                                   Title: President


Agreed to this ____ day of January, 2002.


WARD BENEFITS ADMINISTRATORS &
INSURANCE SERVICES, INC.

By /s/ Jeff Ward
   ----------------------------
   Name:  Jeff Ward
   Title: CEO